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                 [LETTERHEAD OF STAFF MAIKELS & CIAMPINO, P.C.]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form SB-2, Amendment No. 4, of our report dated March 24,1998 on our audit of the combined financial statements of Air Response, Inc. and Air Response South, Inc. We also consent to the reference to our firm under the caption "Experts."


June 12, 1998                             /s/ Staff Maikels & Ciampino, P.C.



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